Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

REGISTRATION STATEMENT

(Form Type)

VCI GLOBAL LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value (1)(2)	Rule 457(o)	3,450,000	$5.00	$17,250,000	0.00011020	$1,900.95
Fees to Be Paid	Equity	Underwriter’s Warrants (3)	Rule 457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Ordinary Shares underlying Underwriter’s Warrants (4)	Rule 457(g)	241,500	$5.00	$1,207,500	0.00011020	$133.07
	Total Offering Amounts					$18,457,500	0.00011020	$2,034.02
	Total Fees Previously Paid							$2,034.02
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Ordinary Shares, the number of shares registered shall automatically be increased to cover the additional shares of Ordinary Shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents Ordinary Shares underlying one or more warrants (the “Underwriter’s Warrants”) issuable to the representative of the several underwriters to purchase up to an aggregate of 7% of the Ordinary Shares sold in the offering at an exercise price of 100% of the public offering price per share. The Underwriter’s Warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate five years from the commencement of sales of the public offering.